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Exhibit 23.3

CONSENT OF KPMG LLP

The Board of Directors
Oak Technology, Inc.:

We consent to the use of our report included herein, dated July 24, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Oak Technology, Inc. for the year ended June 30, 2000, and the related financial statement schedule as of June 30, 2000 and for the year then ended.

We also consent to the reference to our firm under the heading "Experts" in this prospectus.

/s/  KPMG LLP

KPMG LLP
Mountain View, California
June 9, 2003

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  Exhibit 23.3
CONSENT OF KPMG LLP